Exhibit 99.1

Press Release

April 25, 2019

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES NET INCOME, DECLARES INCREASED AND RECORD QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that first quarter 2019 net income was $6.9 million, or $0.42 per diluted common share, compared to first quarter 2018 net income of $7.4 million, or $0.45 per diluted common share. The financial results of the first quarter 2019 were impacted by compensation, professional fees and occupancy costs related to the Company’s new growth strategy, which totaled $453 thousand on a pretax basis. On March 4, 2019, the Company announced that, through its subsidiary West Bank, it is initiating a growth strategy in three new Minnesota markets. West Bank has begun loan production activities in Owatonna, Mankato and St. Cloud, Minnesota.

On April 24, 2019, the Company’s Board of Directors declared a regular quarterly dividend of $0.21 per common share, an increase of $0.01 from the prior quarter and representing a record high quarterly dividend for the Company. The dividend is payable on May 22, 2019, to stockholders of record on May 8, 2019.

“We are excited about our recent expansion in Minnesota,” commented Dave Nelson, President and Chief Executive Officer of the Company. “We have successfully executed the initial phases of the growth strategy which include the hiring of several key bankers in communities that we believe are strong markets and will provide exceptional opportunities for West Bank. This expansion is an investment in the future of West Bank and reflects management’s commitment to creating value for our stockholders.”
Brad Winterbottom, West Bank President, said “West Bank continues to deliver solid performance and consistent growth. West Bank’s loan and deposit balances have increased by 16.4 percent and 9.8 percent, respectively, as of March 31, 2019 compared to March 31, 2018.” In addition, Brad Winterbottom commented, “West Bank’s expansion in Minnesota is well underway with investments in people and facilities that have already begun loan production. We see opportunities in all of our markets for stable organic loan growth while staying committed to our disciplined approach to credit quality.”
Eastern Iowa Market President, Jim Conard, commented “Our eastern Iowa commercial banking team followed up our 31.3 percent loan portfolio expansion in 2018 with another 7.2 percent growth this quarter.  Additionally, our pipeline for future new loan and deposit business remains robust as we continue to earn new business by serving our clients’ needs.”

“West Bank in Rochester continues with good momentum in 2019 as our relationship-based, business-focused banking model continues to differentiate us from other banks” said Mike Zinser, West Bank’s Rochester Market President. “We believe we have the most seasoned and experienced banking team in this market, which has helped us build our strongest business loan pipeline since we entered the Rochester market in 2013.  Our high service, concierge type principal banking model continues to be well received on the personal banking side and is driving strong deposit growth for the Rochester office.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 26, 2019. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 10, 2019, by dialing 877-344-7529. The replay passcode is 10127161.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Coralville, Iowa, and one office in Rochester, Minnesota. West Bank has also recently begun loan production activities in Owatonna, Mankato and St. Cloud, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2019	March 31, 2018
Assets
Cash and due from banks	$45,461	$36,978
Federal funds sold	2,078	488
Investment securities available for sale, at fair value	433,963	482,787
Federal Home Loan Bank stock, at cost	11,639	10,130
Loans	1,748,830	1,502,283
Allowance for loan losses	(16,737)	(16,465)
Loans, net	1,732,093	1,485,818
Premises and equipment, net	30,510	22,682
Bank-owned life insurance	34,401	33,776
Other assets	21,946	19,366
Total assets	$2,312,091	$2,092,025

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$388,686	$394,100
Interest-bearing:
Demand	309,975	314,546
Savings	1,007,634	854,941
Time of $250 or more	40,689	26,224
Other time	161,339	148,347
Total deposits	1,908,323	1,738,158
Federal funds purchased	17,735	51,820
Other borrowings	173,686	118,805
Other liabilities	16,077	5,000
Stockholders’ equity	196,270	178,242
Total liabilities and stockholders’ equity	$2,312,091	$2,092,025

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2019	2018
Interest income
Loans, including fees	$20,388	$16,474
Investment securities	3,165	3,175
Other	98	81
Total interest income	23,651	19,730
Interest expense
Deposits	5,964	3,012
Federal funds purchased	87	27
Other borrowings	1,711	1,275
Total interest expense	7,762	4,314
Net interest income	15,889	15,416
Provision for loan losses	—	150
Net interest income after provision for loan losses	15,889	15,266
Noninterest income
Service charges on deposit accounts	611	649
Debit card usage fees	375	399
Trust services	483	445
Increase in cash value of bank-owned life insurance	152	158
Realized investment securities losses, net	(88)	—
Other income	586	262
Total noninterest income	2,119	1,913
Noninterest expense
Salaries and employee benefits	5,460	4,513
Occupancy	1,233	1,223
Data processing	680	676
FDIC insurance	219	162
Other expenses	1,952	1,713
Total noninterest expense	9,544	8,287
Income before income taxes	8,464	8,892
Income taxes	1,565	1,508
Net income	$6,899	$7,384

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2019
1st Quarter	$0.42	$0.42	$0.20	$23.74	$19.02

2018
4th Quarter	$0.44	$0.44	$0.20	$23.88	$18.06
3rd Quarter	0.44	0.43	0.20	26.51	23.10
2nd Quarter	0.42	0.41	0.20	26.95	22.65
1st Quarter	0.46	0.45	0.18	26.85	23.65
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2019	2018
Return on average assets	1.22%	1.42%
Return on average equity	14.49%	16.79%
Net interest margin	2.95%	3.16%
Efficiency ratio*	53.52%	47.04%

	As of March 31,
	2019	2018
Texas ratio*	0.86%	1.08%
Allowance for loan losses ratio	0.96%	1.10%
Tangible common equity ratio	8.49%	8.52%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders’ equity.

•	Net interest margin(1) - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio(1) - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

(1) Non-GAAP financial measures - see reconciliation below.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended March 31,
	2019	2018
Reconciliation of net interest income and annualized net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$15,889	$15,416
Tax-equivalent adjustment (1)	43	289
Net interest income on an FTE basis (non-GAAP)	15,932	15,705
Average interest-earning assets	2,188,567	2,012,694
Net interest margin on an FTE basis (non-GAAP)	2.95%	3.16%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$15,932	$15,705
Noninterest income	2,119	1,913
Adjustment for realized investment securities losses, net	88	—
Adjustment for gain on sale of premises	(307)	—
Adjusted income	17,832	17,618
Noninterest expense	9,544	8,287
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	53.52%	47.04%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial performance. It is a standard measure of comparison within the banking industry.